Exhibit 99.2

Hewitt

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MR A SAMPLE
DESIGNATION (IF ANY)
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Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your shares.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on September 20, 2010.

Vote by Internet

- Log on to the Internet and go to **www.investorvote.com/HEW**
- Follow the steps outlined on the secured website.

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is **NO CHARGE** to you for the call.
- Follow the instructions provided by the recorded message.

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Special Meeting Proxy Card

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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A Proposals — The Board of Directors recommends a vote FOR Proposal 1 and FOR Proposal 2.

	For	Against	Abstain
1. To adopt the Agreement and Plan of Merger, dated as of July 11, 2010, by and among Hewitt, Aon Corporation and two wholly owned subsidiaries of Aon Corporation.	☐	☐	☐
2. To approve a proposal to adjourn the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal 1.	☐	☐	☐

B Non-Voting Items

Change of Address — Please print new address below.

Meeting Attendance
Mark box to the right if you plan to attend the Special Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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0188UC

PROXY FOR SPECIAL MEETING OF STOCKHOLDERS September 20, 2010 This Proxy is Solicited on Behalf of the Board of Directors of Hewitt Associates, Inc. The undersigned hereby appoints Steven J. Kyono, Kathryn D. Ingraham, and John W. Lee, and each of them, proxies for the undersigned, with full power of substitution, to vote all shares of Class A Common Stock of Hewitt Associates, Inc. that the undersigned may be entitled to vote at the Special Meeting of Stockholders of Hewitt Associates, Inc., to be held at the Company’s offices at 4 Overlook Point, Lincolnshire, Illinois on Monday, September 20, 2010 at 8:00 a.m. Central time, or at any adjournment thereof, upon the matters set forth on the reverse side and described in the accompanying Joint Proxy Statement/Prospectus. The undersigned acknowledges receipt of the notice of the special meeting of Hewitt stockholders and the related Joint Proxy Statement/Prospectus. The undersigned revokes any proxy or proxies previously given for such shares. The undersigned ratifies and confirms any actions that the persons holding the undersigned’s proxy, or their substitutes, by virtue of this executed card take in accordance with the proxy granted hereunder. Please mark this proxy as indicated on the reverse side to vote on any item. If you wish to vote in accordance with the Board of Directors’ recommendations, please sign the reverse side; no boxes need to be checked. CONTINUED AND TO BE SIGNED ON REVERSE SIDE Your vote is important. Please vote immediately. Proxy — HEWITT ASSOCIATES, INC. SEE REVERSE SIDE SEE REVERSE SIDE Special Meeting Admission Ticket Special Meeting of Hewitt Stockholders September 20, 2010 Upon arrival, please present this admission ticket and photo identification at the registration desk. IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.